UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Wednesday, 8 June 2016

SunGame Corporation

(Exact of registrant as specified in its charter)

DELAWARE	333-158946	**-*******
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification №.

3091 West Tompkins Avenue, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (310) 666-0051

__________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01, Entry into a Material Definitive Agreement,

On Wednesday, 8 June 2016 Sungame Corp. & Schneider Brothers Partners, Ltd. amended an agreement entered into on Tuesday, 28 April 2015 selling 50,000,000 common voting shares at $1.00 per share, payable on 1 July 2016, to a payment date of 31 December 2017 contingent upon Sungame sustaining a price of $2.50 per share for 6 consecutive months, and upon failure to do so Schneider Brothers has the right to rescind the agreement in its entirety. The amendment was based upon Sungame's failure to comply with its reporting obligations, Sungame's failure to adhere to its planned commercial development, and the material negative change in its stock price.

Date:   Monday, 20 June 2016

/s/     Raj Ponniah

 By:  Raj Ponniah

         Chief Executive Officer and Director

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